UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2025

Commission File Number	Name of Registrant, Address of Principal Executive Offices and Telephone Number	State of Incorporation	IRS Employer Identification No.
1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock $1.00 par value	SR	New York Stock Exchange LLC

Depositary Shares, each representing a 1/1,000th interest in a share of 5.90% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $25.00 per share	SR.PRA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 22, 2025, Spire Inc. (the “Company”) named Mr. Steven C. Greenley to serve as Executive Vice President and Chief Operating Officer effective October 13, 2025. A copy of the Company’s news release announcing the selection of Mr. Greenley is attached hereto as Exhibit 99.1 and the information contained therein is incorporated herein by reference. The role of Chief Operating Officer has been vacant since the previous Chief Operating Officer, Scott E. Doyle, was promoted to President and Chief Executive Officer of the Company effective April 25, 2025.

Most recently, Mr. Greenley worked for Enbridge Inc. (NYSE: ENB) as Senior Vice President – Commercial Services, Gas Distribution and Storage. Prior to this role, he worked at CenterPoint Energy (NYSE: CNP) for over twenty-five years, serving in numerous executive leadership positions, including Senior Vice President - Utility Operations Support, Senior Vice President - Generation Development (Indiana Electric), Senior Vice President - Gas Operations, Natural Gas Distribution, Vice President - Distribution Power Delivery (Houston Electric), Vice President - Customer Services, Division Vice President – Texas and Louisiana/Mississippi Regions.

There are no family relationships between Mr. Greenley and any of the directors or executive officers of the Company, and there are no transactions in which Mr. Greenley has had an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Greenley and any other person pursuant to which Mr. Greenley was approved as an officer of the Company other than as specified below.

The material terms of Mr. Greenley’s compensatory arrangement related to his employment with the Company will be as follows:

•
His annual base salary will be $537,000.
•
He will be eligible for an annual cash incentive payment equal to 75% of his eligible earnings at target performance for each fiscal year. Based upon the start of his employment, his first eligibility for the annual incentive payment would be fiscal year 2026.
•
Mr. Greenley will receive the following equity compensation:
o
An initial equity grant on November 21, 2025 with a fair market value equal to $645,000 pursuant to the Company’s Equity Incentive Plan. Equity incentive grants are made annually and consist of both performance and time-vested awards subject to a three-year cliff vesting period.
o
A special new hire equity grant of restricted stock with a fair market value equal to $1,400,000, whereby 50% of the equity grant will be delivered on November 1, 2025 in the form of time-vested restricted shares subject to a three-year cliff vesting period and the remaining 50% will be delivered on November 21, 2025 in the form of performance contingent stock units subject to a three-year cliff vesting period.
•
Mr. Greenley will receive a new cash hire bonus in the amount of $250,000 on or about December 5, 2025. A two-year retention agreement related to this bonus will be executed separately.
•
Mr. Greenley will participate in the Company’s Executive Severance Plan, which is described in our most recent proxy statement that was filed with the Securities and Exchange Commission on December 18, 2024.
•
Mr. Greenley will receive thirty (30) days of paid time off annually.
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Mr. Greenley will be eligible for relocation assistance under Spire’s relocation program, which provides assistance with selling a current residence, reimbursement for expenses related to securing a new residence (transportation, lodging and meals), reimbursement for temporary living expenses up to 60 days, transportation to and from the moving location, moving expenses, and other related relocation expenses (the “Relocation Assistance”). If Mr. Greenley voluntarily terminates employment within one year of his start date, he must reimburse the Company for the full amount of Relocation Assistance, and if he voluntarily terminates employment between one and two years after his start date, he must reimburse the Company for 50% of the full amount of Relocation Assistance.

•
Additionally, Mr. Greenley will be eligible to participate in the Company’s standard benefit package available to other employees including group health benefits, life insurance, disability benefits, pension, deferred income plan, 401(k) plan, and other benefits.

Item 7.01 Regulation FD Disclosure

The Company issued a news release announcing Mr. Greenley’s appointment, a copy of which is included as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	News release dated September 22, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spire Inc.
Date:	September 22, 2025	By:	/s/ Courtney M. Vomund
Courtney M. Vomund Senior Vice President, Chief Administrative Officer & Corporate Secretary